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                                                               Exhibit 10(k)(ii)

                              AMENDMENT NUMBER ONE
                                     TO THE
                             LANIER WORLDWIDE, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


                  WHEREAS, Lanier Worldwide, Inc. a Delaware corporation (the "CORPORATION"), heretofore has adopted and maintains the Lanier Worldwide, Inc. Supplemental Executive Retirement Plan (as amended and restated as of July 1,
1997) (the "SERP"); and

                  WHEREAS, the Corporation desires to amend the SERP in certain respects;

                  NOW, THEREFORE, pursuant to the power of amendment contained in Section 8.1 of the SERP, the SERP is amended as follows:

                  1. Article II of the SERP is amended to add the following new
Section 2.3 immediately after Section 2.2 thereof and to renumber the existing Sections 2.3 through 2.7 accordingly:

                           2.3 COMPENSATION - For each Participant, the term
                  "Compensation" includes remuneration described in paragraphs
                  (a) and (b) below, except for the remuneration described in paragraph (c) below, which is excluded.

                                    (a) The Participant's base salary and wages
                           paid by the Participant's Employer, and certain other amounts paid by the Employer that are includible in the Participant's gross income, including income attributable to the grant, vesting or exercise of an option or performance share award under the Harris Corporation Stock Incentive Plan, overtime payments, commission payments, annual bonuses, regional and shift differentials, vacation pay, compensation received while on an Authorized Leave of Absence, and short-term disability payments.

                                    (b) Elective deferrals made by an Employer
                           on behalf of the Participant that are not includible in the Participant's gross income for federal income tax purposes for such period because such deferrals either (i) are contributed to a cash or deferred arrangement described in Section 401(k) of the Code or (ii) are excluded under Section 125 of the Code.

                                    (c) Any payment made under a severance pay
                           plan or program, any payment made in consideration of the Participant's release of claims in favor of an Employer or an Affiliate, any foreign or domestic assignment allowance, any contest payments, any expense related reimbursements (including reimbursements commonly referred to as "Runzheimer" payments), any signing bonuses, any payment made under any long-term incentive plan (including, but not limited to, income attributable to the grant, vesting or exercise of an option or performance share award under the Harris Corporation Stock Incentive Plan, other than income


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                           attributable to the exercise of options under the
                           Harris Corporation Stock Incentive Plan on or prior to December 31, 1997), the value of life insurance includible in the Participant's gross income, and any non-cash perquisites.

                           For purposes of the Plan and to the extent required
                  by the Uniformed Service Employment and Reemployment Rights Act of 1994, the Participant's Compensation during a period of qualified military service shall be deemed to equal the Compensation the Participant would have received during the period of qualified military service but for his absence due to qualified military service. If the Compensation the Participant would have received during such period is not reasonably certain, the Participant's Compensation for his period of qualified military service shall be based on the Participant's Compensation during the 12-month period (or, if shorter, the period of employment) immediately preceding the qualified military service.

                  2. Article IV of the SERP is amended in its entirety to read as follows:

                           The supplemental pension benefit payable hereunder to
                  a Participant shall be equal to (a) the Accrued Benefit that would have been payable under the Pension Plan but for the limitations contained in the Pension Plan to effect compliance with Sections 401(a)(17) and 415 of the Code, except that the Participant's Compensation as defined herein shall be used in determining his Accrued Benefit for purposes of the SERP, rather than the Participant's "Compensation" as defined in the Pension Plan, less (b) the amount of the Participant's Accrued Benefit under the Pension Plan.

                  3. Section 8.1 of the SERP is amended to delete the word "written" immediately preceding the phrase "action of its Board of Directors."

                  IN WITNESS WHEREOF, Lanier Worldwide, Inc. has caused this instrument to be executed on its behalf by its duly authorized officer on this 11th day of June, 1998.

                                 LANIER WORLDWIDE, INC.


                                 By:  /s/ Wesley E. Cantrell
                                     ---------------------------------------

                                 Name: Wesley E. Cantrell

                                 Title: President & CEO